EXHIBIT 32.1

The following statement is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

Securities and Exchange Commission

450 Fifth Street, NW

Washington, D.C. 20549

Re: Allscripts Healthcare Solutions, Inc.

Ladies and Gentlemen:

In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1350), each of the undersigned hereby certifies that:

(i) this annual report on Form 10-K for the year ended December 31, 2012, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d), except as described in the Explanatory Note at the front of this annual report on Form 10-K); and

(ii) the information contained in this annual report on Form 10-K for the year ended December 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of Allscripts Healthcare Solutions, Inc.

Date: March 1, 2013

/s/ PAUL M. BLACK	/s/ RICHARD J. POULTON
Paul M. Black President and Chief Executive Officer	Richard J. Poulton Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Allscripts Healthcare Solutions, Inc. and will be retained by Allscripts Healthcare Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.